EHIBIT 11.1
                           AMERICA SERVICE GROUP INC.

                                                             Quarter Ended                        Nine Months Ended
                                                             -------------                        -----------------
                                                             September 30,                         September 30,
                                                             --------------                       -----------------

                                                          1996                1995              1996             1995
                                                          ----                ----              ----             ----

Net income (loss)                                       $427,054            $326,433        ($2,671,878)      $1,003,051
Adjust for Interest Income under the Modified
 Treasury Calculation                                     11,013               3,918             --                3,918
                                                       ---------            --------        ------------      ----------


Net Income                                              $438,067            $330,351        ($2,671,878)      $1,006,969
                                                       ---------            --------        ------------      ----------
                                                       ---------            --------        ------------      ----------


Weighted average shares outstanding                    3,281,516           3,070,563          3,128,413        3,059,377

Common stock equivalents                                 327,668             299,041             --              275,761

Adjust for 20% limit under the modified treasury
 calculation                                             (92,458)            (20,796)             --             (20,796)
                                                       ----------          -----------       ----------       ------------

Total weighted average common and common
 equivalent shares                                     3,516,726           3,348,808          3,128,413        3,314,342
                                                       ----------          ----------        ----------       ------------
                                                       ----------          ----------        ----------       ------------

Earnings per common and common and equivalent
 share                                                    $0.12               $0.10             ($0.85)            $0.30
                                                       ----------          ----------        -----------      ------------
                                                       ----------          ----------        -----------      ------------

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